UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey  07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 25,343,242 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 28,710,812 shares of Common Stock and (iii) Series C warrants to purchase up to 81,081,081 shares of Common Stock (the “Series C Warrants”) and (iv) Series D warrants to purchase up to 81,081,081 shares of Common Stock (the “Series D Warrants” and, together with the Series C Warrants, the “Common Warrants) (the “Common Warrants” together with the Shares and the Pre-Funded Warrants, the “Securities”). The offering price per Share and accompanying Common Warrants is $0.555 and the offering price per Pre-Funded Warrant and accompanying Common Warrants is $0.5549.

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series C Warrants are exercisable on the later of approval by the Company’s stockholders of (A) a proposal to approve the filing of an amendment to the Company’s Articles of Incorporation, as amended, increasing the number of authorized shares of Common Stock from 160,000,000 to 1,000,000,000 (the “Amendment to Increase Authorized”) with the Nevada Secretary of State and (B) a proposal to allow the Warrants to become exercisable in accordance with Nasdaq Listing Rule 5635 (the “Initial Exercise Date”), at an exercise price of $0.555 per share and will expire on the later of (A) ten trading days following the Initial Exercise Date and (B) the earlier of (i) the two year anniversary of the Initial Exercise Date and (ii) ten trading days following the public announcement of the U.S. Food and Drug Administration’s acknowledgement and acceptance of our new drug application relating to the Company’s TNX-102 SL product candidate in patients with fibromyalgia. The Series D Warrants are exercisable on the Initial Exercise Date at an exercise price of $0.85 per share and will expire on the five-year anniversary of the Initial Exercise Date.

The offering is expected to result in gross proceeds to the Company of up to approximately $144 million. The Company intends to use the net proceeds from the offering of securities for the preparation of the new drug application relating to TNX-102 SL in patients with fibromyalgia, as well as working capital and general corporate purposes. The Company has no current intention to prepay any existing indebtedness and will pay its existing indebtedness as it becomes due.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until 180 days after the closing date of the offering, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 45-day period following the closing of the offering.

Pursuant to the Purchase Agreement each of Common Stock or Pre-Funded Warrants in the Offering has agreed to use commercially reasonable best efforts (i) to vote the shares of our common stock that they own or control on the record date of the stockholder meeting (or any postponement, adjournment or reconvening thereof) at which our stockholders consider and vote upon a proposal to approve the Amendment to Increase Authorized. This proposal will be submitted to our stockholders at a special meeting of stockholders scheduled to be held on January 25, 2024, and any adjournment thereof. The record date for the special meeting of stockholders will be set on or about December 22, 2023.

On December 20, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with the sale of the Securities and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $100,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The offering is being made pursuant to two registration statements on Form S-3 (File Nos. 333-254975 and 333-266982), which were declared effective by the Securities and Exchange Commission on May 5, 2021, and August 26, 2022, respectively, as supplemented by a prospectus supplement dated December 20, 2023.

The Placement Agent Agreement, form of Purchase Agreement, form of Pre-Funded Warrant, the form of Series C Warrant and the form of Series D Warrant are filed as Exhibits 1.01, 10.01, 4.01,4.02 and 4.03, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreements, Pre-Funded Warrants, Series C Warrants and Series D Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On December 20, 2023, the Company issued a press release announcing the pricing of the offering on December 20, 2023. A copy of the press release is attached hereto as Exhibits 99.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	1.01	Placement Agent Agreement, dated December 20, 2023, between Tonix Pharmaceuticals Holding Corp. and A.G.P./Alliance Global Partners
	4.01	Form of Pre-Funded Warrant
	4.02	Form of Series C Warrant
	4.03	Form of Series D Warrant
	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP
	5.02	Opinion of Lowenstein Sandler LLP
	10.01	Form of Securities Purchase Agreement
	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)
	23.02	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.02)
	99.01	Press Release, dated December 20, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: December 21, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer